UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2023
Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Phillips Highway, Suite 300 Jacksonville , Florida	32256
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 644-7670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2023, the Board of Directors (the “Board”) of Dream Finders Homes, Inc. (the “Company”) expanded the number of directors to seven members and appointed William W. Weatherford to serve as a director on the Board, effective immediately. The Board determined that Mr. Weatherford is independent under the rules of the New York Stock Exchange and will determine which committees Mr. Weatherford will serve on at a later date.

Mr. Weatherford, age 43, brings more than two decades of governance, financial and risk management expertise to the Company’s Board. He is currently managing partner of Weatherford Capital, which he co-founded in 2015 to build and invest in businesses that positively impact the world. In 2012, prior to the founding of Weatherford Capital, Mr. Weatherford made history as the 84th Speaker of the Florida House of Representatives becoming the youngest presiding officer of any state legislative chamber in the United States at the time. Mr. Weatherford served in the Florida Legislature from 2006 until 2014 and used his position as Speaker to advocate for social mobility through free enterprise and education reform and focused his tenure on breaking the cycle of generational poverty.

Mr. Weatherford currently serves as chairman of the University of South Florida’s board of trustees. Mr. Weatherford also recently served as co-chairman of the host committee for Super Bowl LV in Tampa, Florida. In addition to chairing the board at the University of South Florida, Mr. Weatherford currently serves on the boards of TECO Energy, Kitson & Partners, PayIt, SOMA Global, The Florida Council of 100, and The National Council for the American Enterprise Institute. Mr. Weatherford also has previous public company board experience from his directorships with Sunshine Bancorp, Inc. from 2015 to 2018 and Mallard Acquisition Corp. from 2020 to 2022.

Mr. Weatherford will receive the same compensation as the Company’s other non-employee directors.

There are no family relationships between Mr. Weatherford and any director or other executive officer of the Company, nor are there any transactions between Mr. Weatherford or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction. There are no other arrangements or understandings between Mr. Weatherford and any other persons or entities pursuant to which Mr. Weatherford was appointed as a director of the Company.

Item 7.01 Regulation FD Disclosure.

On February 3, 2023, the Company issued a press release regarding Mr. Weatherford being appointed as a director on the Board, which press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this item (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated February 3, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

	By:	/s/ Robert E. Riva

Robert E. Riva
Vice President, General Counsel and Corporate Secretary

Date: February 3, 2023